FOR IMMEDIATE RELEASE

Contact:	Paul Caminiti//Jonathan Doorley Sard Verbinnen & Co 212/687-8080

LADENBURG THALMANN REPORTS FIRST QUARTER RESULTS

Revenues Increase 170% Due to Securities America Acquisition

________________________________________________________________________

MIAMI, FL, May 10, 2012 — Ladenburg Thalmann Financial Services Inc. (NYSE Amex: LTS) today announced financial results for the quarter ended March 31, 2012.

First quarter 2012 revenues were $154.7 million, a 170% increase from revenues of $57.2 million in the first quarter of 2011. Net loss for the first quarter was $3.0 million, or $(0.02) per basic and diluted share, as compared to net income of $0.4 million, or $0.00 per basic and diluted share, in the comparable 2011 period. EBITDA, as adjusted, for the three months ended March 31, 2012 was $5.3 million, an increase from EBITDA, as adjusted, of $3.4 million for the 2011 period. The first quarter 2012 results included approximately $4.6 million due to amortization of intangible assets acquired in the November 4, 2011 Securities America acquisition and retention loans and non-cash compensation for option grants to Securities America employees and financial advisors. Interest expense was approximately $6.1 million in the first quarter of 2012, including $4.2 million of interest expense for indebtedness incurred in connection with the Securities America acquisition. The foregoing amounts were offset in part by a $5.6 million gain from a change in the fair value of contingent consideration for the Securities America acquisition. The first quarter 2011 results included $1.9 million of non-cash charges for depreciation, amortization and compensation expense and interest expense of $0.8 million.

The following table presents a reconciliation of EBITDA, as adjusted, to net (loss) income as reported.

	Three months ended
	March 31,
(in thousands)	2012	2011
	(unaudited)
Total revenues	$154,715	$57,202
Total expenses	162,641	56,447
Pre-tax (loss) income	(2,371)	755
Net (loss) income	(2,979)	409

Reconciliation of EBITDA, as adjusted, to net (loss) income:
EBITDA, as adjusted	$5,308	$3,418
Add:
Interest income	44	15
Change in fair value of contingent consideration	5,555	—
Less:
Interest expense	(6,060)	(828)
Income tax expense	(608)	(346)
Depreciation and amortization	(4,063)	(893)
Non-cash compensation	(1,364)	(957)
Amortization of retention loans	(1,791)	—

Net (loss) income	$(2,979)	$409

Earnings before interest, taxes, depreciation and amortization, or EBITDA, adjusted for change in fair value of contingent consideration, non-cash compensation expense and interest expense is a key metric the Company uses in evaluating its financial performance. EBITDA is considered a non-GAAP financial measure as defined by Regulation G promulgated by the SEC under the Securities Act of 1933, as amended. The Company considers EBITDA, as adjusted, important in evaluating its financial performance on a consistent basis across various periods. Due to the significance of non-cash and non-recurring items, EBITDA, as adjusted, enables the Company’s Board of Directors and management to monitor and evaluate the business on a consistent basis. The Company uses EBITDA, as adjusted, as a primary measure, among others, to analyze and evaluate financial and strategic planning decisions regarding future operating investments and potential acquisitions. The Company believes that EBITDA, as adjusted, eliminates items that are not indicative of its core operating performance, such as change in fair value of contingent consideration and amortization of retention loans made in connection with the Securities America acquisition, or do not involve a cash outlay, such as stock-related compensation. The presentation of EBITDA, as adjusted, should not be construed as an inference that the Company’s future results will be unaffected by unusual or non-recurring items or by non-cash items, such as non-cash compensation, which is expected to remain a key element in its long-term incentive compensation program. EBITDA, as adjusted, should be considered in addition to, rather than as a substitute for, pre-tax income, net income and cash flows from operating activities.

Dr. Phillip Frost, Chairman of Ladenburg, said, “Ladenburg saw substantial revenue growth in the first quarter as we continued to build on our leadership position in the independent brokerage and advisory space. We are proud of our talented network of approximately 2,700 advisors and believe we will continue to have success attracting new additions to our team. As we look ahead, we are optimistic about the opportunities for growth in the independent business given the many positive demographic trends impacting it.”

Richard Lampen, President and Chief Executive Officer of Ladenburg, added, “The addition of Securities America helped drive strong performance at our independent brokerage and advisory business, resulting in significant growth in EBITDA for the quarter. We are off to a strong start in the second quarter in our investment banking and capital markets business, and have made targeted investments to strengthen these areas in 2012. We expanded our institutional equity business by adding a talented team of traders and salespeople and added a senior investment banker in the energy space at a time of heightened activity in that sector. Ladenburg is well positioned to serve its clients in the independent brokerage and capital markets businesses.”

Stock Repurchase Program

During the period from January 1, 2012 through March 31, 2012, Ladenburg repurchased 179,992 shares of its common stock at a cost of approximately $358,000, representing an average price per share of $1.99. Since the inception of its stock repurchase program in March 2007, Ladenburg has repurchased 2,249,292 shares at a total cost of approximately $3.6 million. Ladenburg has the authority to repurchase an additional 5,250,708 shares under its current repurchase plan. During the first quarter of 2012, the Company’s directors and officers, and their affiliates, purchased an aggregate of 148,000 shares in open market transactions at a total cost of approximately $293,000, representing an average price per share of $1.97.

About Ladenburg

Ladenburg Thalmann Financial Services is engaged in independent brokerage and advisory services, investment banking, equity research, institutional sales and trading, and asset management services through its principal subsidiaries, Ladenburg Thalmann & Co. Inc., Investacorp, Inc., Triad Advisors, Inc. and Securities America, Inc., which together have approximately 2,700 financial advisors and approximately $70 billion in client assets. Founded in 1876 and a New York Stock Exchange member since 1879, Ladenburg Thalmann & Co. is a full service investment banking and brokerage firm providing services principally for middle market and emerging growth companies and high net worth individuals. Investacorp, Inc., a leading independent broker-dealer headquartered in Miami, Florida, has been serving the independent registered representative community since 1978. Founded in 1998, Triad Advisors, Inc. is a leading independent broker-dealer and registered investment advisor headquartered in Norcross, Georgia that offers a broad menu of products, services and total wealth management solutions. Securities America, based in Omaha, Nebraska, was founded in 1984 and is one of the largest and most successful independent broker-dealers in the country. Ladenburg Thalmann Financial Services is based in Miami, Florida. Ladenburg Thalmann & Co. is based in New York City, New York with regional offices in Miami and Boca Raton, Florida; Melville, New York; Boston, Massachusetts and Princeton, New Jersey. For more information, please visit www.ladenburg.com.

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This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding future financial performance, future expenses, future growth, growth of the independent brokerage and advisory area, and growth of our investment banking business. These statements are based on management’s current expectations or beliefs and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements herein due to changes in economic, business, competitive and/or regulatory factors, and other risks and uncertainties affecting the operation of the Company’s business. These risks, uncertainties and contingencies include those set forth in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2011 and other factors detailed from time to time in its other filings with the Securities and Exchange Commission. The information set forth herein should be read in light of such risks. Further, investors should keep in mind that the Company’s quarterly revenue and profits can fluctuate materially depending on many factors, including the number, size and timing of completed offerings and other transactions. Accordingly, the Company’s revenue and profits in any particular quarter may not be indicative of future results. The Company is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

[Financial Table Follows]

LADENBURG THALMANN FINANCIAL SERVICES INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except share and per share amounts)

	Three Months Ended
	March 31,
	2012	2011
	(unaudited)
Revenues:
Commissions	$79,670	$28,733
Advisory fees	55,438	15,758
Investment banking	6,622	11,113
Principal transactions	(401)	(424)
Interest and dividends	878	157
Service fees and other income	12,508	1,865

Total revenues	154,715	57,202

Expenses:
Commissions and fees	114,088	33,872
Compensation and benefits	19,640	14,143
Non-cash compensation	1,364	957
Brokerage, communication and clearance fees	2,134	1,820
Rent and occupancy, net of sublease revenue	1,676	822
Professional services	1,729	1,031
Interest	6,060	828
Depreciation and amortization	4,063	893
Amortization of retention loans	1,792	—
Other	10,095	2,081

Total expenses	162,641	56,447

(Loss) income before item shown below	(7,926)	755
Change in fair value of contingent consideration	5,555	—

(Loss) income before income taxes	(2,371)	755
Income tax expense	608	346

Net (loss) income	$(2,979)	$409

Net (loss) income per common share (basic and diluted)	$(0.02)	$0.00

Weighted average common shares used in computation of per share data:
Basic	183,820,137	183,366,512

Diluted	183,820,137	186,327,158